Exhibit 8.1

October 13, 2020

Royalty Pharma plc

Suite 1

3rd Floor

11 - 12 St. James’s Square

London

United Kingdom

SW1Y 4LB

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Royalty Pharma plc (the “Company”), in connection with the preparation and filing of the registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement has been filed in connection with the offering for sale by selling shareholders identified therein (the “Offering”) of certain of the Company’s Class A ordinary shares.

For purposes of this opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto, and such other documents and matters of law and fact as we have considered necessary or appropriate. In addition, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or otherwise provided to us. We have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, (ii) that the Offering will be consummated as described in the Registration Statement; (iii) that the statements concerning the terms of the Offering set forth in the Registration Statement are true, complete and correct and will remain true, complete and correct at all relevant times; and (iv) that any such statements made in the Registration Statement qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all relevant times, in each case as if made without such qualification. If any of the above described assumptions are untrue for any reason or if the Offering is consummated in a manner that is different from the manner described in the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, the statements set forth under the captions “Material Tax Considerations-Material U.K. Tax Considerations” and “Material Tax Considerations—Material U.S. Federal Income Tax Considerations” in the Registration Statement, to the extent such statements summarize U.K. tax law and U.S. federal income tax law, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and therein, set forth the material U.K. tax considerations and the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the Company’s Class A ordinary shares as of the date hereof in our opinion.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above and we intimate no view on any other matter that may be relevant to your interests. Our opinion set forth above is based on U.K. tax law and the generally published practice of HM Revenue & Customs and the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial precedents, in each case all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Offering, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

Our opinion is not binding on HM Revenue & Customs, the Internal Revenue Service or a court. There can be no assurance that HM Revenue & Customs or the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP